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                                                                       Exhibit 5



                              ELLEN T. RUFF, ESQ.
                                Attorney-At-Law



                                                                   June 25, 1999


Duke Energy Corporation
526 South Church Street
Charlotte, NC 28202

Ladies and Gentlemen:

          I am Vice President and General Counsel, Corporate, Gas and Electric Operations, of Duke Energy Corporation, a North Carolina corporation (the "Corporation"), and in such capacity I have examined the Corporation's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), for the registration of 10,000,000 shares of the Corporation's Common Stock, without par value (the "Shares"), to be issued under the InvestorDirect Choice Plan of the Corporation (the "Plan").

          I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Corporation and such other instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below.

          Based on the foregoing, I am of the opinion that the Shares are duly authorized and when the Shares have been sold in accordance with the terms of the Plan, such Shares will be legally issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement in connection with the issuance of the Shares, and I also consent to the use of my name and the reference made to me under the caption "Validity of the Securities" in the Prospectus constituting part of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Ellen T. Ruff
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                                            Ellen T. Ruff